THIS AGREEMENT, dated as of May 31, 1996 ("Agreement")

between ORANGE AND ROCKLAND UTILITIES, INC., a New York

corporation, with offices at One Blue Hill Plaza, Pearl

River, New York 10965 ("Orange and Rockland") and

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.,  a New York

corporation with offices at 4 Irving Place, New York, New

York 10003 ("Con Edison").



                    W I T N E S S E T H:



     WHEREAS, Orange and Rockland and Con Edison entered

into an agreement dated October 10, 1969 ("General

Agreement") for the joint development of the Bowline Point

Generating Station located in Haverstraw, New York

("Bowline"); and

     WHEREAS, attached as Appendix B to the General

Agreement is an operating agreement between Orange and

Rockland and Con Edison ("Operating Agreement") which sets

forth the basis and terms upon which Bowline shall be

operated and maintained for the account of the parties; and

     WHEREAS, Orange and Rockland and Con Edison wish to

amend the terms of the General Agreement and the Operating

Agreement;

     NOW, THEREFORE, in consideration of the mutual

convenants herein contained and for other good and valuable

consideration, the parties agree as follows:



     1.  The term of this Agreement shall commence at 12:01

a.m. on June 1, 1996 and shall continue until 11:59 p.m. on

May 31, 2001.  Applicable provisions of this Agreement shall continue in effect after termination to the extent necessary to provide for final billings and adjustments.

     2.  For each period from June 1 - September 30 during

the term of this Agreement, Bowline Unit #2 will be placed

on 24-hour standby reserve outage.  For each period from

October 1 - May during the term of this Agreement,

Bowline Unit #2 will be placed on a seven day

cold standby reserve outage.  During an emergency,

Orange and Rockland will make every effort to return Bowline

Unit #2 to service as expeditiously as practical.

     3.  Bowline Unit #2 will be equipped with lay-up

equipment to protect the unit during each October 1 - May 31 period.  This equipment will be disconnected prior to each

June 1 - September 30 period to facilitate the return to

service of the unit upon short notice (i.e., 24 hours).  The estimated cost of this lay-up equipment is $750,000.

     4.  During the periods that Bowline Unit #2 is on

either seven day cold standby or 24 hour standby reserve

outage, Orange and Rockland shall schedule its percentage

share of the operating capacity and generation from Bowline

Unit #1 on a weekly basis.  No later than noon on Thursday

of each week, the Orange and Rockland Chief System Operator

will inform the Con Edison Chief System Operator of Orange

and Rockland's required percentage share of Bowline Unit #1

for the following week.  This share shall become effective

at 0001 hours on Sunday of the new week and will continue

until 2359 hours on Saturday of such week.  The percentage

shares and timing of the commitment decision may be changed

by mutual agreement of the parties' Chief System Operators.

               During the periods that Bowline Unit #2 is on a 24

       hour standby reserve outage, Orange and Rockland shall be

       entitled to up to two-thirds (nominally 400 MW) of the

       operating capacity and generation from Bowline when required to meet its own system load requirements.

               During the periods that Bowline Unit #2 is on a

       seven day cold standby reserve outage, Orange and Rockland shall be entitled to up to two-thirds (nominally 400 MW) of the operating capacity from Bowline Unit #1.  Orange and

       Rockland shall be entitled to up to two-thirds (nominally

       400 MW) of generation from Bowline Unit #1 when required to meet its own system load, except Con Edison shall have the right to two-thirds of the operating capacity and generation from Bowline Unit #1, for a period up to two (2) equivalent days per month (but in no event for more than a total of

       six separate occasions per month), when Con Edison is

       required for its own system load to forestall use of

       significantly more expensive energy such as that supplied by gas turbines.

               If Bowline Unit #2 must be operated, all costs and

       output of Bowline will be allocated between Con Edison and

       Orange and Rockland in accordance with the terms of the

       General Agreement.

     5.   During those periods that Bowline Unit #1 is on a

scheduled unit maintenance outage, Con Edition will make

available to Orange and Rockland, to the extent that it is

not required to meet its own system load, 200 MW of daily

operating capacity and up to 200 MW of energy at a cost

comparable to Bowline oil fired generation.  Maintenance

should be scheduled during the October - December or  March

- May periods.

     6.   If during the term of this Agreement, Bowline Unit

#1 experiences a prolonged forced outage for any reason,

Orange and Rockland can place Bowline Unit #2 in operation.

In such event, all costs and output of Bowline Unit #2 will

be allocated between Con Edison and Orange and Rockland in

accordance with the terms of the General Agreement.

     7.   If the parties are unsuccessful in implementing

changes to the New York Power Pool's Methods and Procedures

regarding capacity testing during the winter capability

period, and Bowline Unit #2 is not available for winter

installed capability, Con Edison will provide Orange and

Rockland with 200 MW of installed capacity at no cost.

Should Con Edison require the capacity from the Bowline Unit

#2 during the winter capability period, Con Edison will pay

the full cost of DMNC testing Bowline Unit #2 during the

winter capability period.  These costs shall include the

cost of disconnecting and reconnecting the lay-up equipment.

     8.   Either party may terminate this Agreement upon six

months written notice.

     9.   All of the terms of the General Agreement and the

Operating Agreement, except as specifically amended or

modified herein, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the date first above written.





                         ORANGE AND ROCKLAND UTILITIES,

     INC.





     By_______________________________________



     Title______________________________________



                         CONSOLIDATED EDISON COMPANY
                         OF NEW YORK, INC.




     By_______________________________________


     Title______________________________________









     agree.jlc